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                                                                   Exhibit 10.17

                                     FORM OF

                           NUANCE COMMUNICATIONS, INC.
                             2000 STOCK OPTION PLAN
                       RESTRICTED STOCK PURCHASE AGREEMENT

(A)  Name of Grantee: __________________

(B)  Grant Date: ____________________

(C)  Number of Shares: ______________

(D)  Price Per Share: ___________________

(E)  Effective Date: __________________

     THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "AGREEMENT"), is made and entered into as of the date set forth in Item E above (the "EFFECTIVE DATE") between Nuance Communications, Inc., a Delaware corporation (the "COMPANY") and the person named in Item A above ("GRANTEE").

     THE PARTIES AGREE AS FOLLOWS:

1. GRANT OF STOCK. The Company hereby grants to Grantee pursuant to the Company's 2000 Stock Option Plan (the "PLAN"), a copy of which is attached to this Agreement as Exhibit 1, the number of shares of Common Stock of the Company, par value $0.001 per share (the "SHARES") listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this agreement by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. PURCHASE PRICE. The purchase price for the Shares shall be the price set forth in Item D above.

3. ADJUSTMENT OF SHARES. The Company shall adjust the number and kind of Shares in certain circumstances in accordance with the provisions of the Plan.

4.   COMPANY'S RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT.

     4.1 RIGHT OF REPURCHASE. The Shares shall be subject to a right of repurchase in favor of the Company (the "RIGHT OF REPURCHASE") to the extent set forth on Exhibit 4.1 attached hereto. If the Grantee shall cease to be a Service Provider for reasons otherwise defined in
          Exhibit 4.1, before the Right of Repurchase lapses in accordance with
          Exhibit 4.1, the Company may purchase the Shares subject to the Right of Repurchase for an amount equal to the price the Grantee paid for such Shares (exclusive of any taxes

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          paid upon acquisition of the stock). The Grantee may not dispose of or transfer Shares while such Shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void. The Grantee acknowledges and agrees that until such time as the Shares are no longer subject to the Right of Repurchase, the Shares shall be retained by the Company at the Company's executive offices.

     4.2 EXERCISE OF REPURCHASE RIGHT. The Company may exercise its Right of Repurchase set forth in this Section 4 by written notice to the Grantee within 90 days after the date on which the Grantee ceases to be retained as a Service Provider. If the Company (or its assignees) exercises its Right of Repurchase, the Grantee shall, if necessary, endorse and deliver to the Company (or its assignees) the stock certificates representing the Shares being repurchased, and the Company (or its assignees) shall pay the Grantee the total repurchase price in cash upon such delivery. The Grantee shall cease to have any rights with respect to such repurchased Shares immediately upon tender of the repurchase price.

5. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Shares will bear the following restrictive legend:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SECURITIES. PURSUANT TO THE TERMS OF SUCH AGREEMENT, THE COMPANY HAS A RIGHT TO REPURCHASE SUCH SECURITIES UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

6. RELATION TO COMPANY. Grantee is presently an officer, director, or other employee of, or consultant to the Company, and in such capacity has become personally familiar with the business, affairs, financial condition, and results of the operations of the Company.

7. TAX ADVICE. The Company has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the Shares will be purchased and Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that the Grantee has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Grantee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

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8.   WITHHOLDING OF TAXES. Notwithstanding any contrary provision of this
     Agreement, no certificate representing Shares may be released from the Company unless and until the Grantee shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such Shares.

     8.1 Trade for Taxes. At the Grantee's election, the Company may deduct from any payment of distribution of Restricted Stock the amount of any tax required by law to be withheld with respect to the purchase of the shares of Restricted Stock.

     GRANTEE MUST INFORM THE COMPANY OF HIS OR HER PREFERENCE FOR PAYMENT OF THEIR WITHHOLDING TAX OBLIGATIONS WITHIN 30 DAYS OF RECEIPT OF THE DOCUMENTATION. AN ELECTION FORM IS ATTACHED HERETO AS EXHIBIT A.

9. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Grantee may not assign any of Grantee's rights under this Agreement.

10. DAMAGES. Grantee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Shares which is not in conformity with the provisions of this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts excluding those laws that direct the application of the laws of another jurisdiction.

12. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Nuance Communications, Inc.
                                One Wayside Road
                              Burlington, MA 01803
             Attention: Vice President, Human Resources & Operations

     Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and

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     deliveries related to the Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

13. ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Middlessex County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 13 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 12 shall be valid and sufficient.

14. NO RIGHTS TO STOCK, OPTIONS OR EMPLOYMENT. Other than with respect to the Shares, neither Grantee nor any other person shall have any claim or right to be issued stock or granted an option under the Plan. Having received a stock grant under the Plan shall not give the Grantee any right to receive any other grant or option under the Plan. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or the Company to continue your employment with the Company.

15. ENTIRE AGREEMENT. The Company and Grantee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between the Company and Grantee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties, whether oral or written, regarding the grant of stock options or issuances of Shares to Grantee.

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     IN WITNESS WHEREOF, the parties have executed this Restricted Stock
Purchase Agreement as of the dates set forth below.

                                        Nuance Communications, Inc.


                                        By:
                                            ------------------------------------
                                            VP Human Resources & Operations

                                        Date:
                                              ----------------------------------

     The Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                        ----------------------------------------
                                        Grantee

                                        Date:
                                              ----------------------------------

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                                    EXHIBITS

Exhibit 1     Stock Option Plan

Exhibit 4.1   Right of Repurchase

Exhibit A     Tax Election

Exhibit 5     Stock Assignment